SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2013

CODESMART HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-180653	45-4523372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Seventh Avenue, 7th Floor
New York, NY 10001
(Address of Principal Executive Offices)

646-248-8550
(Registrant’s telephone number)

 (former name or former address, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.

On August 29, 2013, CodeSmart Holdings, Inc. (the “Company”) consummated a private placement of its convertible debenture (the “Debenture”) in the principal amount of $150,000 to a certain accredited investor pursuant to a Debenture Purchase Agreement, dated August 27, 2013. The Debenture is of a term of one year and will accrue at an annual interest rate of 8%. The Debenture may be converted, at the option of the holder, into shares of the Company’s common stock, par value $.0001 (“Common Stock”) at a conversion price that is the lesser of (i) 65% of the average of the three lowest closing bid prices of the Common Stock during a period of 15 trading days prior to the conversion or (ii) $5.00.

The above referenced issuance of the Company’s Debenture was not registered under the Securities Act of 1933, and we relied on exemptions under Section 4(2) of the Securities Act of 1933 for such issuance.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description

4.1	Form of Convertible Debenture.

10.1	Form of Debenture Purchase Agreement, dated August 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CodeSmart Holdings, Inc.

Date: September 5, 2013	By:	/s/ Ira Shapiro
Name: Ira Shapiro
Title: Chief Executive Officer